UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2020

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2020, Comstock Northern Exploration, LLC (“Comstock”), a wholly-owned subsidiary of Comstock Mining Inc. (the “Company”), entered into a Mineral Exploration and Mining Lease Agreement (the “Lease”) with The Sutro Tunnel Company (“Sutro”), in order to lease certain patented mining claims, exploration rights and town lots in the Gold Hill and Virginia City Mining District in Storey County, Nevada (collectively, the “Sutro Properties”). These properties make up part of the Lucerne mine properties and part of the Mineral Exploration lease with Tonogold Resources Inc. The Company previously had exclusive rights to explore and mine these same claims beginning in 2008.

The Lease has an initial term of no less than 5 years but is renewable for 15 years or longer, with a 4% net smelter royalty payable to Sutro, subject to minimum monthly cash rental payments of $5,000 payable for the first five years, $10,000 for the second five years, $15,000 for the third five years and $20,000 after the first fifteen years of the Lease. The Lease is assignable by Comstock and these properties make up part of the Mineral Exploration lease with Tonogold Resources Inc. (“Tonogold”) and the Lucerne mine properties.

Sutro is a wholly-owned subsidiary of Pelen Limited Liability Company (“Pelen”). The Company previously acquired and owns 25% of the outstanding equity of Pelen. In connection with entering into the long-lived Lease, the Company purchased an option (the “Option”) to acquire the remaining 75% of the equity of Pelen (the “Pelen Equity”). The Option has a term of up to three years. The Option is exercisable so long as the Company makes payments of $100,000 per year ($100,000 of which was paid by the Company upon signing the Option). Pursuant to the Option, the Company is entitled to purchase the Pelen Equity for $3,750,000 if exercised within one year, with an increasing purchase price for the second and third years, with half of the option payments being cumulatively applicable to the purchase price.

The foregoing summaries of the terms of the Lease and the Option are not intended to be exhaustive and are qualified in its entirety by the terms of the Lease and the Option, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

A copy of the press release announcing the transactions described herein is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
d) Exhibits.
10.1 Lease
10.2  Option
99.1 Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: September 7, 2020	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer